Exhibit 99.1

GlobalSCAPE, Inc. Channel Marketing Manager Named to CRN’s 2017 Women of the Channel
Selected as an Up & Comer on this Year’s Prestigious List

SAN ANTONIO -- May 15, 2017 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, announced today that CRN®, a brand of The Channel Company, has named its Channel Marketing Manager, Emily Leach, to its 2017 Women of the Channel list. The professionals selected for the annual list span the IT channel, representing vendors, distributors, solution providers and other organizations that figure prominently in the channel ecosystem. Each is recognized for her outstanding leadership, vision, and unique role in driving channel growth and innovation.

Leach also earned the distinction of being named a Women of the Channel Up & Comer. The individuals included on the Up & Comer list are those identified as rising stars whose initiative and creative thinking has positioned their companies for success and are helping to shape the future of the IT channel.

As Globalscape’s Channel Marketing Manager, Leach has been fundamental in developing and driving programs that the partners can replicate to successfully grow their business. She also ensures the effectiveness of new product rollouts, marketing initiatives or sales campaigns for Globalscape’s domestic and international partner programs.

CRN’s editorial team compiles the Women of the Channel list based on candidates’ professional accomplishments, demonstrated expertise and ongoing dedication to the channel. From this list, a handful of promising new channel leaders are selected for the Up & Comers list. This talented group of women is recognized for a range of skills and accomplishments, including the development and streamlining of channel partner programs and strategies, as well as excellence in partner engagement and marketing.

Supporting Quotes:
Gary Mullen, Vice President of Marketing at Globalscape
“Globalscape’s channel ecosystem is a vital part of our domestic and international sales and marketing engine. It’s essential that we have strong relationships and a library of tools and programs to ensure our partners’ success with Globalscape. Our Channel Marketing team is the driving force behind our partner marketing resources, and they consistently go above and beyond to connect with individual partners to develop programs specific to their needs. We applaud Emily for her accomplishments and are thrilled she’s been named as an Up & Comer in this year’s Women of the Channel list.”

Robert Faletra, CEO of The Channel Company
“These extraordinary executives support every aspect of the channel ecosystem, from technical innovation to marketing to business development, working tirelessly to keep the channel moving into the future. They are creating and elevating channel partner programs, developing fresh go-to-market strategies, strengthening the channel’s network of partnerships and building creative new IT solutions, among many other contributions. We congratulate all the 2017 Women of the Channel on these stellar accomplishments and look forward to their future successes.”

The 2017 Women of the Channel and Up & Comers lists will be featured in the June issue of CRN Magazine and online at www.CRN.com/wotc.

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

About the Channel Company
The Channel Company enables breakthrough IT channel performance with our dominant media, engaging events, expert consulting and education, and innovative marketing services and platforms. As the channel catalyst, we connect and empower technology suppliers, solution providers and end users. Backed by more than 30 years of unequaled channel experience, we draw from our deep knowledge to envision innovative new solutions for ever-evolving challenges in the technology marketplace. www.thechannelco.com

©2017. The Channel Company, LLC. CRN is a registered trademark of The Channel Company, LLC. All rights reserved.

Globalscape Press Contact
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

The Channel Company Contact
Melanie Turpin
The Channel Company
(508) 416-1195
mturpin@thechannelco.com
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